Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-48010, 333-75502, 333-75498, 333-111223, 333-121159, 333-130385, and 333-139146 on Form S-8 of our reports dated August 24, 2007, relating to (1) the financial statements which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Financial Accounting Standards (“SFAS”) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans – An Amendment of FASB Statements No. 87, 88, 106, and 132(R) and SEC Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current year Financial Statements, (2) the 2007 financial statement schedule for of Watson Wyatt Worldwide, Inc., and (3) management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Watson Wyatt Worldwide, Inc. for the year ended June 30, 2007.

DELOITTE & TOUCHE LLP

McLean, Virginia
August 24, 2007